UNITED STATES
               SECURITIES AND EXCHANGE COMMISSION
                     WASHINGTON, D.C. 20549



                            FORM 8-K

                         CURRENT REPORT
            Pursuant to Section 13 or 15(d) of the
                 Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 1, 2004 (October 29, 2004)


              MAUI LAND & PINEAPPLE COMPANY, INC.
     (Exact name of registrant as specified in its charter)


     HAWAII                      0-6510          99-0107542
(State or other jurisdiction  (Commission     (I.R.S. Employer
    of incorporation or       File Number)   Identification No.)
       organization)


120 Kane Street, P.O. Box 187, Kahului, Maui, Hawaii   96733-6687
   (Address of Principal Executive Offices)            (Zip Code)


Registrant's telephone number, including area code:(808) 877-3351

                              NONE
  Former Name or Former Address, if Changed Since Last Report


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the
Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the
Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b)
under the Exchange Act (17 CFR 240.14d-2(b))

[    ]  Pre-commencement communications pursuant to Rule 13e-4(c)
under the Exchange Act (17 CFR 240.13e-4(c))








ITEM 1.02 TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT

          Effective as of June 15, 2004, Maui Land & Pineapple Company, Inc. (the "Company") and Thomas M. Gottlieb, a member of the Company's Board of Directors agreed that Mr. Gottlieb would provide resort development consulting services to the Company. Pursuant to the agreement, Mr. Gottlieb was granted an option to purchase thirty thousand (30,000) shares of Maui Land & Pineapple Company, Inc. common stock at $31.75 per share (the closing price of such common stock on June 15, 2004).
          On October 29, 2004, the Company and Mr. Gottlieb entered into an agreement to terminate the consulting arrangement and to cancel options to purchase 27,500 of the 30,000 shares. A copy of the termination agreement is filed as an Exhibit to this Form 8-K.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

     (c)  Exhibits

          (10) Material Contracts
               (A) Cancellation of Consulting Agreement between the Company and Thomas M. Gottlieb, entered into on October 29, 2004, and effective as of September 15, 2004.












                           SIGNATURE


      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                              MAUI LAND & PINEAPPLE COMPANY, INC.



November 1, 2004           /S/ FRED W. RICKERT
Date                           Fred W. Rickert
                               Vice President/Chief Financial Officer
                               (Principal Financial Officer)